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                                                                    EXHIBIT 10.4
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                             ABERCROMBIE & FITCH CO.
                      2002 STOCK OPTION PLAN FOR ASSOCIATES

1.       PURPOSE

         The purpose of the Abercrombie & Fitch Co. 2002 Stock Option Plan for Associates (the "Plan") is to promote the interests of Abercrombie & Fitch Co. (the "Company") and its stockholders by allowing the Company to attract and retain the best available associates for itself and its subsidiaries and to encourage the highest level of performance by such associates. The Plan is expected to contribute to the attainment of these objectives by offering eligible associates the opportunity to acquire Shares (as hereinafter defined) of the Company, and to thereby provide them with incentives to put forth maximum efforts for the success of the Company and its subsidiaries.

2.       ADMINISTRATION

         The Plan shall be administered by a committee (the "Committee") appointed by the Company's Board of Directors (the "Board") and consisting of not less than two (2) members of the Board. Subject to the provisions of the Plan, the Committee shall be authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan and to make all determinations necessary or advisable for the administration of the Plan. In addition, subject to the provisions of the Plan, the Committee shall have the power and authority to grant options and to determine the eligible associates to whom such options will be granted, the purchase price of the Shares covered by each option, the term of each option, the number of Shares covered by each option, the vesting schedule applicable to each option and such other terms and conditions pertaining to each option, as determined by the Committee. The determinations of the Committee in the administration of the Plan, as described herein, shall be final and conclusive. Any officer of the Company shall be authorized to implement the Plan in accordance with its terms and to take such actions of a ministerial nature as shall be necessary to effectuate the intent and purposes thereof. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware.

3.       ELIGIBILITY

         The class of individuals eligible to receive grants of options to purchase shares of Class A Common Stock, par value $.01 per share (the "Shares"), of the Company under the Plan shall be associates of the Company or its subsidiaries ("Eligible Associates"). Any holder of an option granted hereunder shall hereinafter be referred to as a "Participant."

4.       SHARES SUBJECT TO THE PLAN

         Subject to adjustment as provided in Section 7, an aggregate of 5,000,000 Shares shall be available for issuance under the Plan. The Shares deliverable upon the exercise of options may be made available from Shares currently held or subsequently acquired by the Company as treasury Shares, including Shares purchased in the open market or in private transactions. If any option granted under the Plan shall terminate for any reason without having been exercised, the Shares subject to, but not delivered under, such option shall be available for issuance under the Plan.

5.       GRANT, TERMS AND CONDITIONS OF OPTIONS

         (a) The Committee, in its sole discretion, shall select from among the Eligible Associates the individuals to whom options to purchase Shares are to be granted under this Plan. Options shall be granted in such form and upon such terms and conditions, as the Committee shall from time to time determine.

         (b) The options granted under this Plan will be nonstatutory stock options not intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and shall have the following terms and conditions:

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               (i)   Price. The purchase price per Share deliverable upon the
          exercise of each option shall be 100% of the Fair Market Value per Share on the date the option is granted. For purposes of the Plan, Fair Market Value shall be the closing price of the Shares as reported on the principal securities exchange on which the Shares are listed or traded for the date in question, or if there were no sales on such date, the most recent prior date on which there were sales.

               (ii) Exercisability and Term of Options. Each option granted under the Plan shall become exercisable pursuant to a vesting schedule, as determined by the Committee, to be included in the option agreement described in paragraph (vi). Subject to the provisions of Sections 5(c) and 5(d), each option granted under the Plan shall be exercisable until the earlier of (A) ten years from the date of grant and (B) the expiration of the period provided in paragraph (iv) below.

               (iii) Exercise and Payment. An option granted under this Plan may be exercised, in whole or in part, at such time or times as the Committee shall determine. The Committee may, in its discretion, accelerate the exercisability of any option at any time. Options may be exercised by a Participant by giving written notice to any individual or individuals designated from time to time by the Committee stating the number of Shares with respect to which the option is being exercised and tendering payment therefor. Payment for the Shares issuable upon exercise of the option shall be made in full in cash or by certified check or, if the Committee, in its sole discretion, permits, in Shares of the Company (valued at Fair Market Value on the date of exercise). As soon as reasonably practicable following such exercise, the Shares purchased shall be registered in the name of the Participant.

               (iv) Termination of Service as Eligible Associate. Subject to the provisions of Sections 5(c) and 5(d), upon termination of a Participant's service as an associate of the Company and its subsidiaries for any reason, all outstanding options held by such Participant, to the extent then exercisable, shall be exercisable in whole or in part for the time period specified in the agreement described in paragraph (vi) or otherwise provided at any time by the Committee; provided that in no event shall the options be exercisable after the tenth anniversary of the date of their grant.

               (v) Nontransferability of Options. No option may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant otherwise than by will or the laws of descent and distribution, and during the lifetime of the Participant to whom an option is granted it may be exercised only by the Participant or by the Participant's guardian or legal representative. Notwithstanding the foregoing, options may be transferred pursuant to a qualified domestic relations order, as defined in Section 414(p) of the Code.

               (vi) Option Agreement. Each option granted hereunder shall be evidenced by an agreement with the Company which shall contain the terms and provisions set forth herein and shall otherwise be consistent with the provisions of the Plan.

          (c) Death of Participant. Notwithstanding the provisions of paragraphs (ii) and (iv) of Section 5(b) of this Plan, if a Participant should die while employed by the Company or one of its subsidiaries or within three months after the termination of such employment, all outstanding options held by such Participant (whether or not then exercisable by their terms) shall become immediately exercisable in full by the Participant's estate or by the person who acquires the right to exercise such options upon the Participant's death by bequest or inheritance. Such exercise may occur at any time within one year after the date of the Participant's death or such other period as the Committee may at any time determine, provided that in no event shall the options of a deceased Participant be exercisable after the tenth anniversary of the date of their grant.

          (d)  Total Disability. Notwithstanding the provisions of paragraphs
(ii) and (iv) of Section 5(b) of this Plan, if a Participant's employment with the Company and its subsidiaries ceases as a result of the Participant becoming totally disabled, all outstanding options held by such Participant (whether or not then exercisable by their terms) shall become immediately exercisable in full. Such exercise may occur at any time during the first nine months that the Participant receives benefits under the Abercrombie & Fitch Co. Long-Term Disability Program or any successor plan or program (the "Disability Plan"); provided that, in no event shall the options of a totally disabled Participant be exercisable after the tenth anniversary of the date of their grant. For purposes of this Plan, "total disability" shall have the definition set forth in the Disability Plan, which definition is hereby incorporated by reference.

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         (e)   Change of Control. Upon the occurrence of a Change of Control, all outstanding options held by Participants shall be fully exercisable. For purposes of this Plan, the term "Change of Control" shall mean, unless otherwise defined in an option agreement, an occurrence of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A under the Exchange Act or any successor provision. Without limiting the inclusiveness of the definition in the preceding sentence, a Change of Control of the Company shall be deemed to have occurred as of the first day that any one or more of the following conditions is satisfied: (i) any person is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act or any successor provision), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities and such person would be deemed an "Acquiring Person" for purposes of the Rights Agreement dated as of July 16, 1998, as amended (the "Rights Agreement"), to which the Company and National City Bank, as successor Rights Agent, are parties; or (ii) any of the following occur: (A) any merger or consolidation of the Company, other than a merger or consolidation in which the voting securities of the Company immediately prior to the merger or consolidation continue to represent (either by remaining outstanding or being converted into securities of the surviving entity) 80% or more of the combined voting power of the Company or surviving entity immediately after the merger or consolidation with another entity; (B) any sale, exchange, lease, mortgage, pledge, transfer or other disposition (in a single transaction or a series of related transactions) of assets or earning power aggregating more than 50% of the assets or earning power of the Company and its subsidiaries on a consolidated basis; (C) any complete liquidation or dissolution of the Company;
(D) any reorganization, reverse stock split or recapitalization of the Company that would result in a Change of Control as otherwise defined in this Plan; or
(E) any transaction or series of related transactions having, directly or indirectly, the same effect as any of the foregoing.

6.       TAX WITHHOLDING

         (a) The Company will withhold from other amounts owed to a Participant, or require the Participant to remit to the Company, an amount sufficient to satisfy federal, state and local withholding tax requirements on any exercise of an option and purchase of Shares. If these amounts are not to be withheld from other payments due to the Participant, the Company will defer the issuance of Shares until the earlier of:

               (i)   Thirty days after the settlement date; or

               (ii)  The date the Participant remits the required amount.

         (b) If the Company has been unable to satisfy its withholding obligations pursuant to Section 6(a), in its discretion, the Committee may allow a Participant to elect, subject to conditions the Committee establishes, to reimburse the Company for such withholding obligation through one or more of the following methods:

               (i) By having Shares otherwise issuable under the Plan withheld by the Company (but only to the extent of the minimum amount that must be withheld to comply with applicable state, federal and local income, employment and wage tax laws);

               (ii)  By delivering to the Company previously acquired Shares;

               (iii) By remitting cash to the Company; or

               (iv) By remitting a personal check immediately payable to the Company.

7.       ADJUSTMENT AND CHANGES IN SHARES

               In the event of a stock split, stock dividend, extraordinary cash dividend, subdivision or combination of the Shares or other change in corporate structure affecting the Shares, (a) the number of Shares authorized by the Plan shall be increased or decreased proportionately, as the case may be, and (b) the number of Shares subject to any outstanding option shall be increased or decreased proportionately, as the case may be, in each case with an appropriate corresponding adjustment in the purchase price per Share thereunder.

8.       NO RIGHTS OF SHAREHOLDERS

         Neither a Participant nor a Participant's legal representative shall be, or have any of the rights and privileges of, a shareholder of the Company in respect of any Shares purchasable upon the exercise of any option,

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in whole or in part, unless and until such Shares shall have been registered in the name of such Participant or such Participant's legal representative.

9.       PLAN AMENDMENT AND TERMINATION

         The Board may suspend, terminate, modify or amend the Plan at any time, as it shall deem advisable or to conform to any change in any law or regulation applicable thereto. If the Plan is terminated, the terms of the Plan shall, notwithstanding such termination, continue to apply to options granted prior to such termination. No suspension, termination, modification or amendment of the Plan may, without the consent of the Participant to whom an option shall theretofore have been granted, adversely affect the rights of such Participant under such option.

10.      APPLICABLE LAW AND REGISTRATION

         The granting of options and the issuance of Shares shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. Notwithstanding the foregoing, no Shares shall be issued under the Plan unless the Company is satisfied that such issuance will be in compliance with applicable federal and state securities laws. Shares issued under the Plan may be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange upon which the Shares are then listed or traded, or any applicable federal or state securities law. The Committee may cause a legend or legends to be placed on any certificates evidencing the Shares to make appropriate reference to such restrictions.

11.      EFFECTIVE DATE AND DURATION OF PLAN

         The Plan shall become effective on the date of the approval of the Plan by the Board ("Effective Date"). The Plan shall terminate on the day preceding the tenth anniversary of the Effective Date, unless the Plan is extended or terminated at an earlier date by the Board or is terminated by exhaustion of the Shares available for issuance hereunder.